Exhibit 10.22

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

MASTER REPURCHASE AGREEMENT

among

NOMURA CORPORATE FUNDING AMERICAS, LLC,

as Buyer

URBAN FINANCIAL OF AMERICA, LLC,

as Seller

Dated as of April 2, 2015

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SECTION 22.	TAX TREATMENT	59

SECTION 23.	SET-OFF	59

SECTION 24.	TERMINABILITY	59

SECTION 25.	NOTICES AND OTHER COMMUNICATIONS	60

SECTION 26.	ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT	60

SECTION 27.	GOVERNING LAW	60

SECTION 28.	SUBMISSION TO JURISDICTION; WAIVERS	61

SECTION 29.	NO WAIVERS, ETC	61

SECTION 30.	NETTING	61

SECTION 31.	CONFIDENTIALITY	62

SECTION 32.	INTENT	63

SECTION 33.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS	64

SECTION 34.	CONFLICTS	65

SECTION 35.	AUTHORIZATIONS	65

SECTION 36.	RESERVED	65

SECTION 37.	MISCELLANEOUS.	65

SECTION 38.	GENERAL INTERPRETIVE PRINCIPLES	65

(A)	AGENCY ELIGIBILITY. EACH POOLED LOAN IS AN
	AGENCY ELIGIBLE MORTGAGE LOAN.	1

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SCHEDULE 1-A	REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS
SCHEDULE 1-B	REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES
EXHIBIT A	FORM OF CONFIRMATION LETTER
EXHIBIT B	UNDERWRITING GUIDELINES
EXHIBIT C	SELLER’S TAX IDENTIFICATION NUMBER
EXHIBIT D	QUALITY CONTROL REPORT
EXHIBIT E	MONTHLY SERVICING REPORT
EXHIBIT F	FORM OF SECTION 7 CERTIFICATE
EXHIBIT G	ASSET SCHEDULE FIELDS
EXHIBIT H	RESERVED
EXHIBIT I-1	FORM OF SERVICER NOTICE (CELINK)
EXHIBIT I-2	FORM OF SERVICER NOTICE (REVERSE MORTGAGE SOLUTIONS, INC.)
EXHIBIT I-3	FORM OF SERVICER NOTICE AND PLEDGE
EXHIBIT J	FORM OF SELLER POWER OF ATTORNEY

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MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of April 2, 2015, among URBAN FINANCIAL OF AMERICA, LLC, a Delaware limited liability company (the “Seller”) and Nomura Corporate Funding Americas, LLC, a Delaware limited liability company (the “Buyer”).

Section 1. Applicability; Transaction Overview. Subject to the terms and conditions set forth herein, from time to time and at the request of Seller, the parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Purchased Assets, against the transfer of funds by Buyer representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Purchased Assets in a repurchase transaction at a date not later than the Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Purchased Assets. Each such transaction involving the purchase and sale of additional Mortgage Loans shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

Section 2. Definitions. As used herein, the following terms shall have the following meanings.

“1934 Act” shall have the meaning set forth in Section 33(a) hereof.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 15(a)(i) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service Mortgage Loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (x) with respect to any HECM Loan Purchased Asset, are in compliance with the Ginnie Mae Guide and (y) with respect to any Assignable Buyout Purchased Asset or Non-Assignable Buyout Purchased Asset are in compliance with FHA Regulations.

“Adjusted Principal Balance” shall mean (i) for Pool Eligible HECM Loans, the HECM Loan Principal Balance as of the date of the initial disbursement reduced by all amounts received or collected in respect of principal on such Pool Eligible HECM Loan, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance, (ii) for Early Buyouts, the HECM Loan Principal Balance as of the Purchase Date, reduced by all amounts received or collected in respect of principal on such Early Buyouts, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance, and (iii) for Home Safe Loans, the unpaid principal balance as of the Purchase Date, reduced by all amounts received or collected in respect of principal on such Home Safe Loans, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, but excluding Blackstone Tactical Opportunities Funds and BTO Urban Holdings LLC.

“Affiliated Servicer” shall mean a Servicer that is an Affiliate of Seller.

“Agency” shall mean Ginnie Mae.

“Agency Approval” shall have the meaning set forth in Section 13(v) hereof.

“Agency Claim Process” shall mean the FHA claim process, as applicable, with respect to any Mortgage Loan that remains a defaulted mortgage loan.

“Agency Eligible Mortgage Loan” shall mean a mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the Agency, under the Ginnie Mae Guide and/or Ginnie Mae Program.

“Aggregate Unpaid Repurchase Price” shall mean, as of any date, the sum of the Repurchase Price of all Purchased Assets.

“Aggregate Utilized Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Agreement” shall mean this Master Repurchase Agreement among Buyer and Seller, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 12(bb) hereof.

“Asset Detail and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Asset File” shall have the meaning set forth in the Custodial Agreement.

“Asset Schedule” shall mean with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit G attached hereto) relating to the Purchased Assets and Eligible Mortgage Loans in a format reasonably acceptable to Buyer.

“Asset Value” shall mean, with respect to (x) each Eligible Mortgage Loan, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Eligible Mortgage Loan and (ii) the lesser of (A) the Adjusted Principal Balance, but with respect to Assignable Buyouts and Non-assignable Buyouts, not in excess of the Ginnie Mae HECM Repurchase Trigger, (B) the Market Value of such Purchased Asset (expressed as a percentage of par and subject to modification pursuant to the terms below) and (C) with respect to Non-assignable Buyouts, the related BPO Value and (y) each related Ginnie Mae Security, the Purchase Price of the Pooled Loans swapped for such Ginnie Mae Security, and thereafter, except where Buyer and Seller mutually agree otherwise, such Asset Value decreased by the amount without duplication, of any cash and Income received by Buyer and applied to reduce the Purchase Price pursuant hereto. Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer, or such other valuation as determined by Buyer in its sole discretion, if:

(i) such Purchased Asset ceases to be an Eligible Mortgage Loan;

(ii) the related Mortgage Note has been released from the possession of Custodian (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of [***];

(iii) the Purchased Asset has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter or pursuant to Section 3.2(c) of the Custodial Agreement for a period in excess of [***];

(iv) such Purchased Asset is a Pool Eligible HECM Loan and is not in compliance for inclusion in a Ginnie Mae Security;

(v) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(vi) such Purchased Asset is identified as a Pool Eligible HECM Loan and has been subject to a Transaction in excess of [***];

(vii) such Purchased Asset is a Non-assignable Buyout and has been subject to a Transaction in excess of [***];

(viii) such Purchased Asset is a Non-assignable Buyout and the Mortgagor thereunder is subject to an eviction proceeding;

(ix) such Purchased Asset has been foreclosed upon or converted to REO Property;

(x) such Purchased Asset is an Assignable Buyout for which a claim has not been paid within [***];

(xi) the Buyer has determined in its good faith discretion that the Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry;

(xii) such Purchased Asset is a HECM Loan that relates to any advance other than the initial advance thereunder;

(xiii) such Purchased Asset is a HECM Loan that has been repurchased from a Ginnie Mae securitization for a reason other than as a result of the HECM Loan Principal Balance equal or exceeding the Ginnie Mae HECM Repurchase Trigger;

(xiv) such Purchased Asset is a Home Safe Loan which is one-hundred [***] delinquent;

(xv) such Purchased Asset is a Home Safe Loan and (A) any of the following maturity events shall have occurred: (1) the death of the last living Mortgagor thereunder or (2) any other “Maturity Event” or similar event as specified in the related Mortgage Note or Mortgage which would render such Home Safe Loan due and payable and (B) and the Mortgagor thereunder is subject to an eviction proceeding;

(xvi) a Reputational Risk Issue shall have occurred with respect to such Purchased Asset;

(xvii) if such Mortgage Loan is a Pooled Loan, such Pooled Loan is subject to a Transaction hereunder in excess of [***] following becoming a Pooled Loan;

(xviii) if the Purchase Price of such Purchased Asset, when added to the Purchase Price of all Purchased Assets of the same type (as set forth on Schedule 1 of the Pricing Side Letter) exceeds the applicable Concentration Limit (as set forth on Schedule 1 of the Pricing Side Letter) for such Purchased Asset type; or

(xix) if such Mortgage Loan is subject to a Security Issuance Failure.

Notwithstanding the foregoing, with respect to any Security Issuance Failure, the Asset Value of the related Ginnie Mae Security shall be marked down by the Buyer in its sole discretion taking into account such factors as Buyer deems appropriate, including any factors that may have contributed to such Security Issuance Failure.

“Assignable Buyout” shall mean a HECM Loan subject to an Early Buyout which are assignable to (and will be assigned to) HUD.

“Assignable Buyout PIK Price Differential” shall mean any PIK Price Differential with respect to the Assignable Buyout Tranche.

“Assignable Buyout Purchased Assets” shall mean any Purchased Assets which are Assignable Buyouts.

“Assignable Buyout Tranche” shall mean the Purchase Price of this facility for which Assignable Buyout Purchased Assets are subject to Transactions hereunder.

“Assignment and Acceptance” shall have the meaning set forth in Section 20 hereof.

“Attorney Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of Seller listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Available Committed Purchase Price” shall mean, as of any date of determination, the difference between (x) the Committed Purchase Price as of such date, minus (y) the Aggregate Utilized Purchase Price as of such date.

“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Bank” shall mean Texas Capital Bank, N.A., in its capacity as bank, or a successor bank approved in writing by Buyer, with respect to the Collection Account Control Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“BPO” shall mean a broker’s price opinion of the fair market value of a Mortgaged Property given by a licensed real estate agent or broker acceptable to Buyer in conformity with customary and usual business practices, which generally includes [***] comparable sales and [***] comparable listings.

“BPO Value” shall mean, with respect to any Mortgage Loan, the value of the related Mortgaged Property as set forth in the BPO obtained by or on behalf of Seller; provided, however, that if such determined value is not acceptable to Buyer, then Buyer may require Seller to obtain an additional BPO from a BPO provider, such provider to be selected by Buyer in its sole discretion.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Nomura Corporate Funding Americas, LLC, its successors in interest and assigns, and with respect to Section 7, its participants.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Markets Transaction” shall have the meaning set forth in the Pricing Side Letter.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Change in Control” shall mean:

(a) any transaction or event as a result of which UFG Holdings LLC or one of its wholly-owned Subsidiaries ceases to directly own [***] of the Capital Stock of Seller; or

(b) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the “Collection Account” as defined in the Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean the agreement among Seller, Buyer and Bank and acknowledged by Seller, which shall provide for Buyer control as of the date of execution and shall be in form and substance acceptable to Buyer, as the same may be amended from time to time.

“Collection Period” shall mean the period commencing on the [***] of the month up to but not including the [***] of the following month.

“Committed Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Confidential Information” shall have the meaning set forth in Section 31(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 31(a) hereof.

“Confirmation” shall mean a written confirmation from Buyer to Seller in the form of Exhibit A attached hereto.

“Costs” shall have the meaning set forth in Section 16(a) hereof.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of the date hereof, among Seller, Buyer and Custodian, as the same may be amended from time to time.

“Custodian” shall mean Deutsche Bank National Trust Company and any successor thereto under the Custodial Agreement.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Delinquent Home Safe Loan Purchased Assets” shall mean any Purchased Assets which are Delinquent Home Safe Loans.

“Delinquent Home Safe Loan Tranche” shall mean the Purchase Price of this facility for which Delinquent Home Safe Loan Purchased Assets are subject to Transactions hereunder.

“Delinquent Home Safe Loans” shall mean Home Safe Loans which are more than [***] delinquent.

“Disposition Proceeds” shall have the meaning set forth in Section 5(c) hereof.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Diligence Documents” shall have the meaning set forth in Section 19 hereof.

“Due Diligence Review” shall mean the performance by Buyer or its designee of any or all of the reviews permitted under Section 19 hereof with respect to any or all of the Eligible Mortgage Loans and/or the Seller or Servicer, as desired by Buyer from time to time.

“Early Buyout” shall mean a HECM Loan that is repurchased from a Ginnie Mae securitization as a result of the HECM Loan Principal Balance equal or exceeding the Ginnie Mae HECM Repurchase Trigger.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Eligible Mortgage Loan” shall mean a Mortgage Loan (x) which is a HECM Loan or a Home Safe Loan and which complies with the representations and warranties set forth on Schedule 1-A with respect thereto or (y) which is a Pooled Loan and which complies with the representations and warranties set forth on Schedule 1-B with respect thereto.

“EO13224” shall have the meaning set forth in Section 12(cc) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with Seller is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Event of Default” shall have the meaning set forth in Section 14 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes” shall have the meaning set forth in Section 7(e) hereof.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial Agreement, a Servicer Notice, if any, the Powers of Attorney and the Collection Account Control Agreement.

“Facility Fee” shall have the meaning set forth in the Pricing Side Letter.

“FDIA” shall have the meaning set forth in Section 32(c) hereof.

“FDICIA” shall have the meaning set forth in Section 32(d) hereof.

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud acceptable to Buyer and Ginnie Mae.

“Financial Statements” shall mean the consolidated and consolidating financial statements of Seller prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by BDO USA, LLP or such other nationally recognized independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld).

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae HECM Repurchase Trigger” shall mean the lesser of (a) [***] of the Maximum Claim Amount or (b) such lesser percentage of the Maximum Claim Amount prescribed by Ginnie Mae.

“Ginnie Mae Program” shall mean the specific mortgage backed securities swap program under the Ginnie Mae Guide or as otherwise approved by the Agency pursuant to which the Ginnie Mae Security for a given Transaction is to be issued.

“Ginnie Mae Security” shall mean a mortgage-backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Guide.

“GLB Act” shall have the meaning set forth in Section 31(b) hereof.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“HECM Loan” shall mean a home equity conversion Mortgage Loan which is secured by a first lien and is insured by FHA.

“HECM Loan PIK Price Differential” shall mean any PIK Price Differential with respect to the HECM Loan Tranche.

“HECM Loan Principal Balance” shall mean the principal balance of a HECM Loan (including without limitation all Scheduled HECM Payments and/or Unscheduled HECM Payments, accrued interest and MIP Payments and other amounts capitalized into the principal balance) reduced by all amounts received or collected in respect of principal on such HECM Loan.

“HECM Loan Purchased Assets” shall mean any Purchased Assets which are Pool Eligible HECM Loans.

“HECM Loan Tranche” shall mean the Purchase Price of this facility for which HECM Loan Purchased Assets are subject to Transactions hereunder.

“Home Safe Loans” shall mean proprietary reverse Mortgage Loans originated by Seller in accordance with the Underwriting Guidelines which are not more than [***] delinquent and are not HECM Loans.

“Home Safe Loan PIK Price Differential” shall mean any PIK Price Differential with respect to the Home Safe Loan Tranche.

“Home Safe Loan Purchased Assets” shall mean any Purchased Assets which are Home Safe Loans.

“Home Safe Loan Tranche” shall mean the Purchase Price of this facility for which Home Safe Loan Purchased Assets are subject to Transactions hereunder.

“HUD” shall mean the Department of Housing and Urban Development.

“Income” shall mean, with respect to any Purchased Asset, all principal and income or dividends or distributions received with respect to such Purchased Asset, including any Liquidation Proceeds, insurance proceeds, interest or other distributions payable thereon or any fees or payments of any kind received, including FHA insurance payments (including debenture interest), any fees and expenses expressly permitted to be retained by Servicer pursuant to the Servicing Agreement in respect of the Purchased Assets.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within [***] of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 16(a) hereof.

“Insolvency Event” shall mean, for any Person:

(a) that such Person or any Affiliate shall discontinue or abandon operation of its business; or

(b) that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the windingup or liquidation of its affairs, and has not been dismissed within [***]; or

(d) the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) that such Person or any Affiliate shall become insolvent; or

(f) if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of October 13, 2013, among Seller, UBS Real Estate Securities Inc. and Texas Capital Bank, National Association, as the same may be amended from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Joint Account Control Agreement” shall mean that certain Joint Account Control Agreement, dated as of October 13, 2013, among Deutsche Bank National Trust Company, as depository bank and paying agent, Seller, UBS Real Estate Securities Inc. and Texas Capital Bank, National Association, as the same may be amended from time to time.

“Joint Securities Account Control Agreement” shall mean that certain Joint Securities Account Control Agreement, dated as of October 13, 2013, among Deutsche Bank National Trust Company, as securities intermediary, Seller, UBS Real Estate Securities Inc. and Texas Capital Bank, National Association, as the same may be amended from time to time.

“LIBOR Rate” shall mean, with respect to each Pricing Rate Period, the rate of interest appearing equal to the [***] London Inter-Bank Offered Rate (or any successor institution or replacement institution used to administer LIBOR) for United States Dollar deposits as reported on the Official ICE LIBOR Fixings page by Bloomberg as of the date of determination at approximately [***], London time, on related Pricing Rate Determination Date, as the rate for delivery on such Pricing Rate Determination Date of [***] U.S. dollar deposits. In the event that such rate is not available at such time for any reason, then the LIBOR Rate for the relevant Pricing Rate Period shall be the rate at which [***], U.S. dollar deposits are offered by the principal London office of Buyer or its Affiliates in immediately available funds in the London interbank market at approximately [***] London time on that day.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to a Mortgage Loan, all cash amounts received by the Servicer in connection with: (i) the liquidation of the related Mortgaged Property or other collateral constituting security for such Mortgage Loan, through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, (ii) the realization upon any deficiency judgment obtained against a Mortgagor or (iii) the related HUD/FHA insurance coverage.

“Margin Call” shall have the meaning provided in Section 4(a) hereof.

“Margin Deficit” shall mean, as of any date of determination, with respect to a Purchased Asset subject to a Transaction as of such date, if the Asset Value of such Purchased Asset is less than the Repurchase Price, excluding accrued Price Differential not yet due, for such Purchased Asset.

“Margin Payment” shall have the meaning provided in Section 4(a) hereof.

“Market Value” shall mean, as of any date of determination, for each Mortgage Loan, the market value determined by Buyer in its good faith discretion (which may be performed on a daily basis, at the Buyer’s discretion), which determination may take into account such factors as Buyer deems appropriate.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of Seller or any Affiliate, (b) the ability of Seller or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, or (e) the timely payment of any amounts payable under the Facility Documents; in each case as determined by Buyer in its sole discretion.

“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Maximum Cash Margin Call” shall mean the lesser of [***] or [***] of the Unpaid Aggregate Repurchase Price then outstanding.

“Maximum Claim Amount” shall mean the amount of insurance coverage for a HECM Loan provided by the related HUD/FHA insurance thereon.

“Maximum PIK Amount” shall mean the amount above which, when added to the outstanding Purchase Price for the related Purchased Asset, would cause a Margin Deficit to occur.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“Minimum Release Amount” shall mean an amount equal to with respect to a Mortgage Loan, the sum of (x) such Mortgage Loan’s Repurchase Price and (y) any other amounts due and payable under this Agreement.

“MIP Payment” shall mean, with respect to a Mortgage Loan, all mortgage insurance premiums payable to either HUD or a private mortgage insurer, as set forth in the related Asset File.

“Monthly Servicing Report” shall have the meaning set forth in Section 13(d)(vi) hereof.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.

“Mortgage Loan” shall mean any first lien, one-to-four-family residential reverse mortgage loan evidenced by and including a Mortgage Note and a Mortgage, which in no event shall include any Mortgage Loan which is subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions).

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, each of the documents comprising the Asset File for such Mortgage Loan, as more fully set forth in the Custodial Agreement.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding [***] contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Nondefaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Non-assignable Buyout” shall mean a HECM Loan subject to an Early Buyout which is not assignable to HUD.

“Non-assignable Buyout PIK Price Differential” shall mean any PIK Price Differential with respect to the Non-assignable Buyout Tranche.

“Non-assignable Buyout Purchased Assets” shall mean any Purchased Assets which are Non-assignable Buyouts.

“Non-assignable Buyout Tranche” shall mean the Purchase Price of this facility for which Non-assignable Buyout Purchased Assets are subject to Transactions hereunder.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) hereof.

“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall have the meaning set forth in Section 12(cc) hereof.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“Payment Account” shall mean the account designated as Account No. [***], and entitled “Nomura/Urban”, established at Payment Agent for the benefit of Buyer.

“Payment Agent” shall mean U.S. Bank National Association, in its capacity as payment agent with respect to the Payment Account.

“Payment Date” shall mean with respect to each Collection Period (i) [***] of the month following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Seller.

“PIK Price Differential” shall have the meaning set forth in Section 5(a) hereof.

“Plan” shall mean, with respect to Seller, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding [***] established, maintained or contributed to by Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pooled Loan” shall mean any Mortgage Loan that is subject to a Transaction hereunder and is part of a pool of Mortgage Loans certified by the Custodian to the Agency for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of guidelines issued by the Agency.

“Pool Eligible HECM Loan” shall mean a HECM Loan (other than an Early Buyout) that is otherwise an Agency Eligible Mortgage Loan.

“Pooling Documents” shall mean each of the original schedules, forms and other documents (other than the Mortgage Loan Documents) required to be delivered by or on behalf of Seller with respect to a Pooled Loan to the Agency and/or the Buyer, including, without limitation, a HUD 11711-A Form submitted by Seller.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit J delivered by Seller.

“Price Differential” shall mean, with respect to any Purchased Asset, as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Transaction to the Repurchase Price for such Purchased Asset, on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the [***] preceding the [***] of such Pricing Rate Period.

“Pricing Rate Period” shall mean, (i) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (ii) in the case of any subsequent Pricing Rate Period, the period commencing on and including each Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

“Pricing Side Letter” shall mean that certain letter agreement among Buyer and Seller, dated as of the date hereof, as the same may be amended from time to time.

“Prohibited Person” shall have the meaning set forth in Section 12(cc) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, each date on which Purchased Assets are transferred by Seller to Buyer or its designee.

“Purchase Price” shall mean the Asset Value on the Purchase Date.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Assets” shall mean the collective reference to the Mortgage Loans transferred by the Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request, which Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Quality Control Report” shall mean a report in the form of Exhibit D attached hereto.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other Person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Refinancing” shall have the meaning set forth in the Pricing Side Letter.

“Register” shall have the meaning set forth in Section 21(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Remittance Date” shall mean with respect to each Collection Period (i) the [***] of the month following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the [***] notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.

“Repurchase Date” shall mean the earlier of (i) the Termination Date, and (b) the date on which Seller is to repurchase the Purchased Assets subject to a Transaction from Buyer as specified in the related Confirmation or if not so specified on a date requested pursuant to Section 3(e) or 4 hereof or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 4 or 14 hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any date of determination, an amount equal to the applicable Purchase Price minus (A) (i) any Income which has been applied to the Repurchase Price of such Purchased Asset by Buyer pursuant to this Agreement and (ii) any payments made by Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset, plus (B) any accrued and unpaid Price Differential, including, without duplication, any PIK Price Differential.

“Reputational Risk Issue” shall mean the Buyer’s determination, in its good faith judgment, that any Mortgage Loan is subject to any fact, issue or circumstance, the existence of which may result in an unacceptable level of reputational risk to Buyer.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person and (b) as to Seller, any manager or director or managing member.

“Scheduled HECM Payments” shall mean, on any date, the term or tenure monthly disbursements made to the borrower of a HECM Loan.

“SEC” shall have the meaning set forth in Section 33(a) hereof.

“Section 4402” shall have the meaning set forth in Section 30 hereof.

“Section 7 Certificate” shall have the meaning set forth in Section 7(e)(ii) hereof.

“Securities Account” shall mean the “Securities Account” as defined in the Joint Securities Account Control Agreement.

“Security Issuance Failure” shall mean the failure of a pool of Pooled Loans to back the issuance of a Ginnie Mae Security.

“Seller” shall mean Urban Financial of America, LLC.

“Servicer” shall mean either (i) Celink or (ii) Reverse Mortgage Solutions, Inc., or any other servicer approved by Buyer in its sole discretion to service Mortgage Loans.

“Servicer Accounts” shall mean the segregated accounts established by and in the name of a Servicer at a depositary institution approved by Buyer into which all Income received on account of the Purchased Assets serviced or managed by such Servicer shall be deposited.

“Servicer Notice” shall mean (i) the notice acknowledged by each Unaffiliated Servicer substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable, and (ii) the notice and pledge among each Affiliated Servicer, Seller and Buyer in the form of Exhibit I-3 hereto.

“Servicer Termination Event” shall mean, with respect to Servicer, (i) a Default or Event of Default hereunder, (ii) Servicer shall become the subject of a bankruptcy proceeding or shall become insolvent, (iii) Servicer ceases to be an approved servicer for Ginnie Mae or (iv) the failure of Servicer to perform its obligations under any of the Facility Documents to which it is a party or the Servicing Agreement, including, without limitation, the failure of Servicer to (A) deposit funds in accordance with Section 5(b) hereof, or (B) deliver reports when required.

“Servicing Agreement” shall mean (i) that certain Reverse Mortgage Servicing Agreement, dated as of December 19, 2011, among Compu-Link Corporation d/b/a Celink and Seller, (ii) that certain Reverse Mortgage Subservicing Agreement, dated as of March 18, 2011, among Reverse Mortgage Solutions, Inc. and Seller, and (iii) any servicing agreement entered into among Seller and a Servicer as each may be amended from time to time of which Buyer shall be an intended third party beneficiary.

“Servicing Fees” shall mean, with respect to a HECM Loan or a Home Safe Loan, the fees payable to the Servicer and added to the HECM Loan Principal Balance of such HECM Loan or such Home Safe Loan, in the amount reported to the Buyer.

“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Purchased Assets or to possess related Records.

“Settlement Date” shall mean, with respect to each Transaction involving Pooled Loans, that date specified as the contractual delivery and settlement date in the related Take-out Commitment pursuant to which Seller shall cause the delivery of Ginnie Mae Securities to the Take-out Investor.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA” shall have the meaning set forth in Section 33(a) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out Commitment” shall mean a commitment of Seller to (a) sell one or more Purchased Assets in an arms-length, all-cash transaction or (b) (i) swap one or more identified Mortgage Loans with a Take-out Investor that is the Agency for a Ginnie Mae Security, and (ii) sell the related Ginnie Mae Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with the Agency, the applicable agency documents list the Buyer or such other Person approved in writing by Buyer as sole subscriber.

“Take-out Investor” shall mean any Person (other than an Affiliate of Seller) that has entered into a Take-out Commitment; provided that to the extent Purchased Assets are sent pursuant to a Bailee Letter with a third party bailee that is not a nationally known bank to a Take-out Investor prior to purchase, such Take-out Investor must be approved by Buyer in its sole reasonable discretion.

“Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Tranche” shall mean any of (i) the Assignable Buyout Tranche, (ii) the HECM Loan Tranche, (iii) the Home Safe Loan Tranche or (iv) the Non-assignable Buyout Tranche, or if the context indicates, all such tranches.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Unaffiliated Servicer” shall mean a Servicer that is not an Affiliated Servicer.

“Underwriting Guidelines” shall mean, (a) with respect to HECM Loans, Assignable Buyouts and Non-Assignable Buyouts, the underwriting guidelines of HUD and Ginnie Mae and, (b) with respect to Home Safe Loans, the underwriting guidelines of Seller delivered to Buyer and attached hereto as Exhibit B, as amended from time to time as permitted herein.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unscheduled HECM Payments” shall mean, on any date, any disbursement made to a borrower of a HECM Loan under the terms of the related HECM Loan documents other than a Scheduled HECM Payment.

Section 3. No Commitment above the Committed Purchase Price; Initiation; Termination. Subject to the terms and conditions set forth herein, Buyer agrees that so long as no Event of Default shall have occurred and be continuing or result therefrom (i) it shall enter into Transactions with Seller from time to time in an aggregate principal amount of up to the Available Committed Purchase Price for the related Purchase Date, and (ii) it may, in its sole discretion, enter into further Transactions with Seller from time to time in an aggregate principal amount that will exceed the Available Committed Purchase Price for the related Purchase Date to the extent they will not result in the Aggregate Utilized Purchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement to exceed the Maximum Aggregate Purchase Price; provided that the Purchase Price of each Transaction shall not be less than [***], unless otherwise agreed to by Buyer in its sole discretion; provided further that for any [***] period, there shall not be more than [***] new Transactions, unless otherwise agreed to by Buyer in its sole discretion. Any Transactions entered into at Buyer’s discretion in excess of the then current Committed Purchase Price shall be subject to payment of any incremental Commitment Fee as contemplated by the Pricing Side Letter, and, upon entering into such Transaction, such excess shall be deemed to increase the Committed Purchase Price by such amount. Within the foregoing limits and subject to the terms and conditions set forth herein, Seller may enter into Transactions. This Agreement is a commitment by Buyer to enter into Transactions with Seller up to an aggregate amount equal to the Committed Purchase Price. This Agreement is not a commitment by Buyer to enter into Transactions with Seller for amounts exceeding the Committed Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that, beyond the Committed Purchase Price, Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

(a) Conditions Precedent to Initial Transaction. Buyer’s commitment to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i) Facility Documents. The Facility Documents, duly executed by the parties thereto;

(ii) Opinions of Counsel. (A) A security interest, general corporate and enforceability opinion or opinions of outside counsel to Seller (provided that the general corporate opinion may be given by in-house counsel to Seller), including an Investment Company Act opinion; and (B) a Bankruptcy Code opinion of outside counsel to Seller with respect to the matters outlined in Section 32, each of which shall be in a form acceptable to Buyer in its sole discretion;

(iii) Seller Organizational Documents. A certificate of existence of Seller delivered to Buyer prior to the Effective Date and certified copies of the organizational documents of Seller and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Seller from time to time in connection herewith;

(iv) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date that is [***] prior to the Purchase Date with respect to the initial Transaction hereunder;

(v) Incumbency Certificate. An incumbency certificate of the secretary of Seller certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi) Security Interest. Evidence that all other actions necessary to perfect and protect the sale, transfer, conveyance and assignment by Seller to Buyer or its designee, subject to the terms of this Agreement, of all of Seller’s right, title and interest in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets. Seller shall take all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all Purchased Assets to Buyer, and performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1;

(vii) Insurance. Evidence that Seller has added Buyer as an additional loss payee under Seller’s Fidelity Insurance; and

(viii) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer shall enter into a Transaction with Seller up to an aggregate amount equal to the Committed Purchase Price; provided that beyond the Committed Purchase Price, Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Confirmation. Buyer shall have executed and delivered a Confirmation in accordance with the procedures set forth in Section 3(c);

(ii) Due Diligence Review. Without limiting the generality of Section 19 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Purchased Assets, Seller and the Servicer;

(iii) No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 12 hereof shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(v) Maximum Purchase Price. After giving effect to the requested Transaction, (i) the Aggregate Utilized Purchase Price subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price, (ii) the Aggregate Utilized Purchase Price of the Non-assignable Buyouts shall not exceed [***] of the Maximum Aggregate Purchase Price and (iii) the Aggregate Utilized Purchase Price of HECM Loans subject to a forward sale confirmation shall exceed [***] of the Aggregate Utilized Purchase Price of all HECM Loans;

(vi) HECM Loans. Prior to giving effect to any Transaction with respect to HECM Loans, Buyer shall have received (i) a joinder and amendment to the Intercreditor Agreement, (ii) a joinder and amendment to the Joint Account Control Agreement and (iii) a joinder and amendment to the Joint Securities Account Control Agreement, in each case, in form and substance reasonably acceptable to Buyer, duly executed by the parties thereto.

(vii) Transaction Request. On or prior to [***] (New York Time) [***] prior to the related Purchase Date, the Seller shall have delivered to Buyer (a) a Transaction Request, and (b) an Asset Schedule;

(viii) Delivery of Asset File. Seller shall have delivered to the Custodian the Asset File with respect to each Mortgage Loan that is subject to the proposed Transaction, with an electronic copy of such Asset File to Buyer via email to [***], in a format reasonably acceptable to Buyer, and the Custodian shall have issued a Trust Receipt with respect to each such Mortgage Loan to Buyer all subject to and in accordance with the Custodial Agreement;

(ix) No Margin Deficit. After giving effect to the requested Transaction, no Margin Deficit shall exist;

(x) Reserved.

(xi) Reserved;

(xii) Approval of Servicing Agreement. To the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Mortgage Loan that is subject to the proposed Transaction is serviced;

(xiii) Servicer Notices. To the extent not previously delivered and (A) with respect to an Unaffiliated Servicer, Seller shall have provided to Buyer a Servicer Notice in the form of Exhibit I-1 or Exhibit I-2, as applicable, hereto addressed to, agreed to and executed by Servicer, Seller and Buyer and (B) with respect to an Affiliated Servicer, Seller shall have provided to Buyer a Servicer Notice in the form of Exhibit I-3 hereto addressed to, agreed to and executed by Servicer, Seller and Buyer;

(xiv) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer;

(xv) Fees and Expenses. Buyer shall have received all fees and expenses, including all fees and expenses of counsel to Buyer and due diligence vendors as contemplated by Sections 11 and 16(b), which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;

(xvi) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions hereunder;

(xvii) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Loans (relative to the market as of the Effective Date) or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Mortgage Loans at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; and

(xviii) Delivery of Broker’s Price Opinion. With respect to each Mortgaged Property related to a Non-assignable Buyout that is subject to a proposed Transaction, Seller shall have delivered to Buyer a true and complete copy of a BPO for such Mortgaged Property dated no more than [***] prior to the requested Purchase Date;

(xix) Certification. Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

(xx) Security Interest. Evidence that all other actions necessary to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken. Seller shall take all steps as may be necessary in connection with performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1.

(xxi) Evidence of Acquisition. Buyer shall have received evidence satisfactory to it that either (i) Seller owns the proposed Purchased Assets prior to remittance of the Purchase Price by Buyer or that (ii) upon remittance of the Buyer’s Purchase Price to the third party that owns the proposed Purchased Assets, the full acquisition price shall have been paid to such owner and that Seller will thereupon own the proposed Purchased Assets.

(xxii) Reserved.

(xxiii) Simultaneous Funding. To the extent that the Mortgage Loans subject to the proposed Transaction will be sold by a third-party to Seller simultaneously with Buyer’s funding of the Transaction on the Purchase Date, (A) such Transaction shall be approved by the Buyer in its sole discretion, (B) the Buyer shall receive confirmation to its reasonable satisfaction that such third party seller has received the portion of the payment not funded by the Buyer on such Purchase Date and (C) the Buyer shall receive confirmation that the funds remitted to such third party seller, together with the funds remitted by the Buyer, shall equal the full acquisition price for such Mortgage Loans.

(c) Initiation.

(i) As soon as available, but in no event later than [***] Business Days prior to a proposed Purchase Date, Seller shall deliver to Buyer (i) a Transaction Request, (ii) an Asset Schedule, and (iii) any other related information available to Seller at that time which, collectively, shall identify the proposed Mortgage Loan(s) for purchase, the material characteristics of such Mortgage Loan(s) and the characteristics of the Purchased Assets. Seller shall also deliver to Buyer such other information as may be reasonably requested by the Buyer to assess such Mortgage Loan(s). Seller shall involve Buyer in all aspects of due diligence as Buyer shall deem necessary in its sole discretion. Buyer shall have the right to review the information set forth on the Asset Schedule and the Eligible Mortgage Loans proposed to be subject to a Transaction as Buyer determines during normal business hours. If each of the conditions precedent in this Section 3 hereof have been met as determined by Buyer in its sole discretion, Buyer shall (i) confirm the terms of the proposed Transaction by issuing a Confirmation setting forth (A) the Purchase Date therefor, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate, (E) the Purchase Price Percentage, and (F) additional terms or conditions not inconsistent with this Agreement. Seller shall execute and return the Confirmation to Buyer via e-mail on or prior to [***] (New York time) on the related Purchase Date, with the executed and acknowledged original Confirmation to follow via overnight delivery (and in any event to arrive no later than the [***] after the related Purchase Date).

(ii) The Repurchase Date for each Transaction shall not be later than the then current Termination Date.

(iii) Each Confirmation, together with this Repurchase Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(iv) No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Mortgage Loan made subject to a Transaction.

(v) Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the aggregate Purchase Price will then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Prices in funds immediately available.

(d) Optional Repurchase. Subject to the conditions herein, Seller may cause the sale of Purchased Assets and effect an Optional Repurchase (as defined below) without penalty or premium on any date in connection with such Optional Repurchase which is not made in connection with an ordinary course liquidation of a Mortgage Loan. When the Mortgage Loans are desired to be sold or otherwise transferred or liquidated by Seller to a Take-Out Investor (an “Optional Repurchase”), for net sale proceeds that are equal or greater to the Minimum Release Amount of such Mortgage Loans, Seller shall give Buyer at least [***] prior written notice thereof designating the applicable Mortgage Loans and specifying the net sale proceeds expected from such sale. If such notice is given, Seller shall cause the Take-Out Investor to make payment directly to the Collection Account in an amount equal the aggregate net proceeds to be received by Seller in connection with such sale. Seller shall cause the Take-Out Investor or Servicer to remit the net sale proceeds in connection with such Optional Repurchase directly to the Collection Account.

(e) Repurchase. On the Repurchase Date, termination of the Transaction will be effected by reassignment to the Seller or their designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Mortgage Loan (but Liquidation Proceeds received by Buyer shall be applied to reduce the Repurchase Price for the Purchased Assets on each Remittance Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from Buyer or its designee at Seller’s expense on the Repurchase Date.

(f) Early Buyout. After Seller has purchased an Early Buyout, Seller shall include a notation of such Early Buyout in the monthly report delivered to Buyer as set forth in Section 13(d)(iv) hereof. All Mortgage Loans subject to an Agency Claim Process shall designate the Seller on the electronic submission to HUD as payee. Upon receipt of proceeds by Seller in Seller’s HUD designated account, Seller shall transfer funds into the Collection Account within [***], as more particularly set forth in Section 5(b) hereof.

(g) Reserved.

(h) LIBOR Rate Breakage Costs. Without limiting, and in addition to, the provisions of Section 16 hereof, the Seller agrees that if any Repurchase Price is paid other than in connection with an ordinary course liquidation of a Mortgage Loan and such Repurchase Price is paid on a date other than on a Remittance Date, the Seller shall, upon demand by the Buyer, pay to the Buyer any such amounts as are reasonable to compensate the Buyer for any additional losses (not including lost profits), costs or expenses which the Buyer may incur as a result of such payments, including, without limitation, any hedge breakage costs.

Section 4. Margin Amount Maintenance.

(a) At any time a Margin Deficit in excess of [***] exists, then Buyer may, by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee, cash in an amount sufficient to eliminate the Margin Deficit (a “Margin Payment”).

(b) Notice delivered pursuant to Section 4(a) may be given by any written or electronic means. Any Margin Deficit notice given before [***] (New York City time) on a Business Day shall be met, and the related Margin Payment received, no later than [***] (New York City time) on such Business Day. If notice is made after [***] (New York City time) on a Business Day, the Margin Payment shall be received by Buyer at [***] (New York City time) on the following Business Day. If a Margin Call exceeds the Maximum Cash Margin Call, or if a series of Margin Calls made within a [***] period exceed the Maximum Cash Margin Call, then Seller will pay to Buyer the Margin Payment in excess of the Maximum Cash Margin Call no later than the [***] following receipt of the notice of the Margin Call.

(c) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, including, without limitation, its failure to send a Cure/Sell Notice or Margin Call notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan, or at any time there exists a Margin Deficit, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date, or in any way create additional rights for Seller.

(d) Any cash transferred to Buyer pursuant to Section 4(a) above shall be credited to the Repurchase Price of the related Transactions.

Section 5. Income Payments.

(a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) on the Payment Date; provided that the Price Differential may be paid-in-kind up to the Maximum PIK Price Differential by increasing the Repurchase Price by an amount equal to the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) and such Price Differential shall be deemed paid on such Payment Date upon such increase (any such Price Differential so paid, the “PIK Price Differential”). Any PIK Price Differential shall be added to the Purchase Price for the applicable Mortgage Loans for which such Price Differential has accrued and shall accrue Price Differential at the applicable Pricing Rate applicable to the related Tranche. In the event that the Seller shall be entitled to pay PIK Price Differential on any Payment Date, then the Seller shall deliver a notice to the Buyer not less than [***] prior to such Payment Date, which notice shall state the total amount of Price Differential to be paid on such Payment Date and the amount of such Price Differential to be paid as PIK Price Differential. Notwithstanding the preceding sentence, if Seller fails to pay (whether in cash or in-kind) all or part of the Price Differential then due by [***] (New York time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Buyer.

(b) Notwithstanding the foregoing, Seller shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all Income, including, without limitation, all Income received by or on behalf of Seller with respect to the Purchased Assets. Seller shall cause any interim servicer to remit all such Income received on account of the Mortgage Loans serviced or managed by such interim servicer, to the Servicer on or prior to the related servicing transfer date. Seller shall cause Servicer to deposit all such Income received on account of the Mortgage Loans serviced or managed by Servicer in accordance with the applicable Servicer Notice. To the extent that Seller is holding any Income, Seller shall deposit such Income on receipt into the Collection Account. Seller shall cause Servicer to remit to the Collection Account all Income held in the related Servicer Account (such instruction shall be set forth in the Servicer Notice and shall be irrevocable without the prior written consent of Buyer) no later than, [***] following receipt in the Servicer Account. To the extent HUD deducts any amounts owing by Seller or Servicer to HUD, Seller shall deposit, or cause Servicer to deposit, to the Collection Account within [***] following notice or knowledge of such deduction by HUD, such deducted amounts into the Collection Account. All Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller and when deposited into the Servicer Account and Collection Account, respectively, shall not be commingled with other property of Seller or any Affiliate of Seller. Subject to the terms of the Collection Account Control Agreement, funds deposited in the Collection Account during any Collection Period shall be held therein, in trust for Buyer, and shall be remitted to the Payment Account no later than [***] following receipt. Funds on deposit in the Payment Account shall be applied on each Payment Date prior to the occurrence of an Event of Default as follows:

(i) With respect to the Assignable Buyout Tranche:

(A) first, to Custodian on account of any accrued and unpaid custodial fees and to Payment Agent on account of any accrued and unpaid fees;

(B) second, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(C) third, to allocate to Buyer (where allocations to Buyer shall be on account of the Repurchase Price) in a manner that will cause the outstanding Repurchase Price of the Assignable Buyout Tranche to equal the Asset Value of the Assignable Buyout Tranche;

(D) fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit with respect to any other Tranche to the extent collections on account of such Tranche are insufficient to eliminate any Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(E) fifth, to pay unreimbursed Servicing Fees and advances due the applicable Servicer; and

(F) sixth, all remaining amounts (if any), to the Seller, which may be used by Seller, in its discretion, to repay any amount owing with respect to any Tranche.

(ii) With respect to the HECM Loan Tranche:

(A) first, to Custodian on account of any accrued and unpaid custodial fees and to Payment Agent on account of any accrued and unpaid fees;

(B) second, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(C) third, to allocate to Buyer (where allocations to Buyer shall be on account of the Repurchase Price) in a manner that will cause the outstanding Repurchase Price of the HECM Loan Tranche to equal the Asset Value of the HECM Loan Tranche;

(D) fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit with respect to any other Tranche to the extent collections on account of such Tranche are insufficient to eliminate any Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(E) fifth, to pay unreimbursed Servicing Fees and advances due the applicable Servicer; and

(F) sixth, all remaining amounts (if any), to the Seller, which may be used by Seller, in its discretion, to repay any amount owing with respect to any Tranche.

(iii) With respect to the Home Safe Loan Tranche:

(A) first, to Custodian on account of any accrued and unpaid custodial fees and to Payment Agent on account of any accrued and unpaid fees;

(B) second, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(C) third, to allocate to Buyer (where allocations to Buyer shall be on account of the Repurchase Price) in a manner that will cause the outstanding Repurchase Price of the Home Safe Loan Tranche to equal the Asset Value of the Home Safe Loan Tranche;

(D) fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit with respect to any other Tranche to the extent collections on account of such Tranche are insufficient to eliminate any Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(E) fifth, to pay unreimbursed Servicing Fees and advances due the applicable Servicer; and

(F) sixth, all remaining amounts (if any), to the Seller, which may be used by Seller, in its discretion, to repay any amount owing with respect to any Tranche.

(iv) With respect to the Non-assignable Buyout Tranche:

(A) first, to Custodian on account of any accrued and unpaid custodial fees and to Payment Agent on account of any accrued and unpaid fees;

(B) second, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(C) third, to allocate to Buyer (where allocations to Buyer shall be on account of the Repurchase Price) in a manner that will cause the outstanding Repurchase Price of the Non-assignable Buyout Tranche to equal the Asset Value of the Non-assignable Buyout Tranche;

(D) fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit with respect to any other Tranche to the extent collections on account of such Tranche are insufficient to eliminate any Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(E) fifth, to pay unreimbursed Servicing Fees and advances due the applicable Servicer; and

(F) sixth, all remaining amounts (if any), to the Seller, which may be used by Seller, in its discretion, to repay any amount owing with respect to any Tranche.

(v) With respect to the Delinquent Home Safe Loan Tranche:

(A) first, to Custodian on account of any accrued and unpaid custodial fees and to Payment Agent on account of any accrued and unpaid fees;

(B) second, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(C) third, to allocate to Buyer (where allocations to Buyer shall be on account of the Repurchase Price) in a manner that will cause the outstanding Repurchase Price of the Delinquent Home Safe Loan Tranche to equal the Asset Value of the Delinquent Home Safe Loan Tranche;

(D) fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit with respect to any other Tranche to the extent collections on account of such Tranche are insufficient to eliminate any Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(E) fifth, to pay unreimbursed Servicing Fees and advances due the applicable Servicer; and

(F) sixth, all remaining amounts (if any), to the Seller, which may be used by Seller, in its discretion, to repay any amount owing with respect to any Tranche.

(c) To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Mortgage Loan (“Disposition Proceeds”), the Buyer shall promptly allocate and apply such funds in accordance with the same order of priority set forth in Section 5(b) hereof.

(d) Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account and the Payment Account shall be withdrawn and applied as determined by Buyer.

Section 6. Requirements Of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

Section 7. Taxes.

(a) Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Non-Excluded Taxes or Other Taxes imposed on amounts payable by Seller under this Section 7 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within [***] from the date on which Buyer makes written demand therefor.

(d) Within [***] after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 7 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Seller; provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer.

If Buyer has provided a form pursuant to clause (e)(i)(x) above and the form provided by Buyer either at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, at the effective date of such participation, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the Effective Date) a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Assets and the Purchased Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 8. Security Interest; Buyer’s Appointment as Attorney-in-Fact.

(a) Security Interest. On the Purchase Date, Seller hereby sells, assigns and conveys to Buyer all right, title and interest in the Purchased Assets to the extent of its rights therein. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges on the date hereof to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in Seller’s rights, title and interest in the Purchased Assets, the Records, all Servicing Rights related to the Purchased Assets (to the extent of Seller’s rights therein), all Ginnie Mae Securities related to Pooled Loans that are Purchased Assets, all Take-out Commitments with respect to Ginnie Mae Securities, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Mortgage Loan or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Asset, the Collection Account, the Servicer Accounts, the Securities Account, the Payment Account, the Servicing Agreements, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets and the Mortgage Loans, as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, on or prior to the related Repurchase Date. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

The grants of security interest set forth in this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(b) Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller, and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, Seller hereby give Buyer the power and right, on behalf of Seller without assent by, but with notice to, Seller if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of Seller and Servicer; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; (H) to cause the mortgagee ID with respect to each HECM Loan to be transferred to any successor to such HECM Loan or its agent as determined by Buyer; and (I) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition the foregoing, Seller agrees to execute a Power of Attorney, the form of Exhibit J hereto, to be delivered on the date hereof. Seller and Buyer acknowledges that the Powers of Attorney shall terminate on the Termination Date and satisfaction in full of the Obligations.

Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 9. Payment, Transfer And Custody.

(a) Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. [***], for the account of Nomura Corp Funding Americas, [***], [***], ABA No. [***], not later than [***] New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to such account as agreed to by Buyer and Seller, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction.

Section 10. Hypothecation or Pledge of Purchased Assets(i) . Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.

Section 11. Fees. Seller shall pay to Buyer in immediately available funds, all fees due and owing as and when set forth in the Pricing Side Letter. The fees are non-refundable, and such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

Section 12. Representations.    Seller represents and warrants to Buyer that as of the Purchase Date of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) Agency Approvals. With respect to each Ginnie Mae Security, Seller is approved as an issuer by Ginnie Mae. Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to Ginnie Mae. Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(c) Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Assets pursuant hereto (i) will not cause Seller to become insolvent, (ii) will not result in any property remaining with Seller to be unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets.

(d) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(e) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(f) Existence. Seller (a) is a limited liability company duly organized, validly existing under the laws of Delaware, (b) is in good standing under the laws of Delaware, (c) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (d) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(g) Financial Statements. Seller has heretofore furnished to Buyer a copy of its (a) consolidated balance sheet and the consolidated balance sheets of their respective consolidated Subsidiaries for the fiscal year ended December 31, 2013 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of BDO USA, LLP and (b) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the such monthly periods of Seller up until December 31, 2013 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such monthly periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2013, there has been no material adverse change in the consolidated business, operations or financial condition of Seller or its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Seller has, on December 31, 2013, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

(h) No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Seller, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of other material agreement or instrument to which Seller or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (v) a default under any such material agreement or instrument, or (vi) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(i) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents, as applicable; the execution, delivery and performance by Seller of each of the Facility Documents have been duly authorized by all necessary corporate or other action on its part; and each Facility Document has been duly and validly executed and delivered by Seller.

(j) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Seller of the Facility Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.

(k) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(l) Indebtedness. Except as disclosed in writing to Buyer in a compliance certificate delivered pursuant to Section 13(d)(iii) hereof, Seller has no Indebtedness other than under this Agreement.

(m) Material Adverse Effect. Except as disclosed in writing, since December 31, 2013, there has been no development or event nor, to Seller’s knowledge, any prospective development or event, which has had or could have a Material Adverse Effect.

(n) No Default. No Default or Event of Default has occurred and is continuing.

(o) No Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

(p) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than [***] or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(q) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(r) Taxes. Seller and its respective Subsidiaries has timely filed all tax returns that are required to be filed by it and has timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(s) Investment Company Act. Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(t) Purchased Assets.

(i) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset, Mortgage Loan to any other Person.

(ii) Immediately prior to the sale of a Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

(iii) The provisions of this Agreement are effective to either constitute a sale of the Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Purchased Assets. The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(u) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been located at 8909 S. Yale Ave., Tulsa, Oklahoma 74137. On the Effective Date, Seller’s jurisdiction of organization is Delaware.

(v) Location of Books and Records. The location where each of the Seller, respectively, keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.

(w) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(x) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller to be incurred by Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the [***] of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such [***]. Seller is not nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii) Each Plan of Seller and each of its respective Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) Seller has not nor any of its Subsidiaries nor any ERISA Affiliate has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v) Seller has not nor any of its Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(y) Reserved.

(z) No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(aa) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(bb) AntiMoney Laundering Laws. Seller has complied with all applicable antimoney laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “AntiMoney Laundering Laws”); Seller has established an antimoney laundering compliance program as required by the AntiMoney Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the AntiMoney Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the AntiMoney Laundering Laws.

(cc) No Prohibited Persons. Seller is not nor any of its respective Affiliates, officers, directors, partners or members or the Mortgagor related to any Purchased Asset is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 13. Covenants Of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, Seller covenants as follows:

(a) Preservation of Existence; Compliance with Law. Seller shall:

(i) Preserve and maintain its legal existence;

(ii) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws); and

(iii) Preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law.

(b) Taxes. Seller and its Subsidiaries shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer immediately after a responsible officer of Seller has any knowledge of:

(i) the occurrence of any Default or Event of Default;

(ii) any default or event of default under any Indebtedness of Seller which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default;

(iii) any litigation or proceeding that is pending or threatened against (a) Seller in which the amount involved exceeds [***], and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv) as soon as reasonably possible, notice of any of the following events:

(A) a material change in the insurance coverage of Seller, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of Seller;

(C) notice or knowledge that a Servicer, for any reason, ceases to possess any agency approvals required to service the Mortgage Loans, or should notification to the relevant agency or to HUD be required;

(D) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(E) as soon as practicable, but, in any case, no more than [***], after Seller has obtained knowledge of any fact that could be the basis of any reduction of Asset Value with respect to a Purchased Asset, notice identifying the Purchased Asset with respect to which such reduction of Asset Value exists and detailing the cause of such reduction of Asset Value; or

(F) any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(v) Promptly, but no later than [***] after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person which would have an adverse effect on the Asset Value of any of the Repurchase Assets;

(vi) Promptly, but no later than [***] after Seller receives notice of the same, any Mortgage Loan submitted to a Take-out Investor (whole loan or securitization) and rejected for purchase by such Take-out Investor;

(vii) Promptly, but no later than [***] after Seller receives notice of any Security Issuance Failure; and

(viii) Promptly, but no later than [***] after Seller receives notice of the same, any Pooled Loan is eligible for a forward trade with a Take-out Investor by providing a copy of the applicable Take-out Commitment to the Buyer.

(d) Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and Seller shall furnish to Buyer:

(i) Within [***] after the last day of each of the first three (3) fiscal quarters of each fiscal year of Seller, Seller’s management certified Financial Statements, including a balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP;

(ii) Within [***] after the last day of its fiscal year, commencing with the 2014 fiscal year, Seller’s Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of nationally recognized independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld);

(iii) (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(ii) above, or monthly upon Buyer’s request, a certificate in form and substance acceptable to Buyer in its sole discretion, and certified by an executive officer of Seller, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (i) above, an officer’s certificate of covenant compliance certifying that (x) the related Financial Statements are true and correct, (y) compliance with the Financial Condition Covenants set forth in the Pricing Side Letter and (z) setting forth any Indebtedness of the Seller other than Indebtedness under this Agreement;

(iv) Within [***] after the end of each calendar month, a monthly report of Seller (x) listing the Early Buyouts consummated in such month notifying Buyer of commencement of such Agency Claim Process with respect to the related Mortgage Loan and (y) setting forth any litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, in form and substance acceptable to Buyer;

(v) Within [***] after the end of each calendar month, a Quality Control Report, in form and substance acceptable to Buyer; provided that if Buyer at any time has concerns regarding the information, results or conclusions set forth in such Quality Control Report, then (without limiting the generality of Section 19 hereof) the Buyer may in its sole discretion, and at Seller’s expense, hire a verification agent selected by Buyer to perform quality control reviews at such intervals as it deems appropriate in its sole good faith discretion;

(vi) Within [***] after the end of each calendar month, a monthly servicing report of Servicer, in the form attached as Exhibit E hereof, which form will be agreed upon by Buyer and Seller prior to the delivery of the first such report (the “Monthly Servicing Report”);

(vii) [***] prior to each Remittance Date, a monthly remittance report of Servicer, in form and substance acceptable to the Buyer;

(viii) Within [***] after any material amendment, modification or supplement has been entered into with respect to the Servicing Agreement, a fully executed copy thereof, certified by Seller to be true, correct and complete;

(ix) Any other material agreements, correspondence, documents or other information which have not previously been disclosed to Buyer, which is related to Seller, the Purchased Assets or the Mortgage Loans, as soon as possible after the discovery thereof by Seller; and

(x) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller and its Subsidiaries as Buyer may reasonably request.

(e) Visitation and Inspection Rights. Seller shall permit Buyer to inspect, and to discuss with Seller’s officers, agents and auditors, the affairs, finances, and accounts of Seller, the Repurchase Assets, and Seller’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Seller to discuss with its officers, its affairs, finances, and accounts.

(f) Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all expenses (including legal fees) incurred by Buyer on or prior to such date. From and after such date, Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer and within [***] of the receipt of invoices therefor.

(g) Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Repurchase Assets or any Facility Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller are and will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(i) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior [***] involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of [***] Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of [***]; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than [***], and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j) Financial Condition Covenants. Seller shall comply with the Financial Condition Covenants set forth in the Pricing Side Letter.

(k) No Adverse Selection. Seller shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Buyer.

(l) Insurance. Seller shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to [***]. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(m) Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets and Eligible Mortgage Loans.

(n) Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(o) Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

(p) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries. For the avoidance of doubt, prior to the occurrence of an Event of Default hereunder, and to the extent that an Event of Default will not result therefrom, Seller may make distributions to UFG Holdings LLC for the purposes of UFG Holdings LLC satisfying the tax liabilities related to UFG Holdings LLC.

(q) Disposition of Assets; Liens. Seller shall not cause any of the Repurchase Assets to be sold, pledged, assigned or transferred, other than in accordance with this Agreement; nor shall Seller create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer.

(r) Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with Seller or any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(s) ERISA Matters.

(i) Seller shall not permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior [***], involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of [***].

(ii) Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(t) Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(u) Facility Documents. Seller shall not permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Buyer’s prior written consent. Seller shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect Seller, any Purchased Assets or any Repurchase Assets in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

(v) Agency Matters.

(i) Seller shall be approved by Ginnie Mae as an approved issuer in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including without limitation a change in insurance coverage, which would either make Seller or Servicer, as applicable, unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to Ginnie Mae or, to HUD. Should Seller or Servicer, as applicable, for any reason, cease to possess all such Agency Approvals, or should notification to Ginnie Mae or, to HUD be required, Seller shall so notify Buyer promptly in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall service all Mortgage Loans in accordance with the FHA Regulations, as applicable.

(ii) The Servicer shall maintain all Agency Approvals. Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(iii) Should Servicer, for any reason, cease to possess all such Agency Approvals, or should notification to Ginnie Mae or, to HUD or FHA be required with respect to any non-compliance or breach, Servicer shall so notify Seller Parties and Buyer immediately in writing. Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall service all Mortgage Loans in accordance with the FHA Regulations.

(w) HUD Matters. With respect to each FHA Loan, to the extent Seller is not designated as mortgagee of record, Seller shall, at Buyer’s request, cause Servicer to designate Seller as mortgagee of record on the FHA Connect system under mortgagee number as specified in the applicable Servicer Notice, and shall cause Servicer to submit all claims to HUD under such applicable number for remittance of amounts to the Collection Account.

(x) Underwriting Guidelines.    The Underwriting Guidelines shall not be materially amended without the written consent of Buyer, which may be granted or withheld in its sole discretion.

(y) Pooled Loans. Seller shall deliver to Buyer prior written notice of a Take-Out Commitment of Pooled Loans with the Agency and shall, simultaneously, request a release of the Asset Files related to such Pooled Loans from the Custodian pursuant to a bailee agreement in form and substance acceptable to Buyer. If Buyer shall determine that a bailee arrangement satisfactory to Buyer has been established, Buyer shall execute and deliver to Custodian a HUD Form 11711-A with respect to such Pooled Loans. Seller shall submit (i) copies of the relevant Pooling Documents (the originals of which shall have been delivered to the Agency) as Buyer may request from time to time, and (ii) shall arrange that all payments under the related Take-out Commitment with respect to such Pooled Loans shall be paid directly to Buyer at the Securities Account. With respect to any Take-out Commitment with the Agency, the applicable Pooling Documents shall list the securities intermediary set forth in the Joint Securities Account Control Agreement or such other party approved by Buyer in its sole discretion as sole subscriber, unless otherwise agreed to in writing by Buyer, in Buyer’s sole discretion, and the related Ginnie Mae Security shall be delivered to the Securities Account, subject to the Joint Securities Account Control Agreement.

Section 14. Events Of Default. If any of the following events (each an “Event of Default”) occurs, Buyer shall have the rights set forth in Section 15, as applicable:

(a) Payment Default. (i) Seller fails to make any payment of Repurchase Price or Margin Deficit, when due, whether by acceleration, mandatory repurchase or otherwise, (ii) Seller fails to make any payment of Price Differential, when due, whether by acceleration, mandatory repurchase or otherwise, and such failure continues for more than [***] after notice to Seller or (iii) Seller fails to make any payment (other than Repurchase Price, Price Differential or Margin Deficit), when due, whether by acceleration, mandatory repurchase or otherwise, and such failure continues for more than [***] after notice to Seller; or

(b) Immediate Representation and Warranty Default. The failure of Seller to perform, comply with or observe any representation, warranty or certification applicable to Seller contained in any of Sections 12(c) (Solvency); (f)(a) (Existence); (h) (No Breach); (i) (Action); (k) (Enforceability); (l) (Indebtedness); (q) (Margin Regulations); (s) (Investment Company Act); (t) (Purchased Assets); (w) (True and Complete Disclosure); (x) (ERISA); (z) (No Reliance); (aa) (Plan Assets); or (cc) (No Prohibited Persons), in each case, of this Agreement; or

(c) Additional Representation and Warranty Defaults. Any representation, warranty or certification made or deemed made herein or in any other Facility Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by on behalf of Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A and Schedule 1-B; unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

(d) Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 13(a)(i) or (ii) (Preservation of Existence; Compliance with Law); (h) (True and Correct Information); (j) (Financial Condition Covenants); (k) (No Adverse Selection); (n) (Illegal Activities); (o) (Material Change in Business); (p) (Limitation on Dividends and Distributions); (q) (Disposition of Assets; Liens); (r) (Transactions with Affiliates); (s) (ERISA Matters); (t) (Consolidations, Mergers and Sales of Assets); or (v) Agency Matters; or

(e) Additional Covenant Defaults. Seller shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of Section 14), and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied beyond [***]; or

(f) Judgments. A judgment or judgments for the payment of money in excess of [***] in the aggregate shall be rendered against Seller, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof, and such party shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g) Cross-Default. Seller shall be in default beyond any applicable grace period under (A) any Indebtedness of Seller which default involves the failure to pay a material matured obligation or permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, which, in each case, has not been waived in writing by Buyer, or (B) any other financing, hedging, security or other agreement or contract between Seller on the one hand, and Buyer or any of its Affiliates on the other, which in each case, has not been waived in writing by Buyer; or

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to Seller; or

(i) Enforceability. For any reason any Facility Document at any time shall not to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations under any Facility Document; or

(j) Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer) or Buyer for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets; or

(k) Material Adverse Effect. A Material Adverse Effect shall have occurred as determined by Buyer in its reasonable discretion, and shall remain uncured for [***] after written notice by Buyer to Seller of the existence of such Material Adverse Effect; or

(l) Change in Control. A Change in Control shall have occurred without the Buyer’s prior written consent; or

(m) Inability to Perform. Seller shall admit its inability to, or its intention not to, perform any of their obligations under the Facility Documents; or

(n) Servicer Termination. A Servicer Termination Event shall have occurred, and Seller fails to appoint and transfer the servicing of the related Purchased Assets to a successor Servicer that is satisfactory to Buyer in Buyer’s good faith discretion within [***]; or

(o) Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on or prior to the applicable Purchase Date; or

(p) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have received any judicial or administrative order permitting such Governmental Authority to take any action that is reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the Property of Seller, or shall have taken any action to displace the management of Seller or to materially curtail its authority in the conduct of the business of Seller, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller of Mortgage Loans or securities backed thereby, and such action shall not have been discontinued or stayed within [***]; or

(q) Assignment. Assignment or attempted assignment by Seller of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer; or

(r) Reasonable Assurances. Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon Seller by any third party investors) and such reasonable information and/or responses shall not have been provided within [***] of such request; or

(s) Information. Buyer shall reasonably request, specifying the reasons for such request, reasonably information, and/or written responses to such requests, regarding the financial well-being of Seller (including, but not limited to, any information regarding any repurchase and indemnity requests or demands made upon Seller or any of its Subsidiaries by any third-party investors) and such reasonable information and/or responses shall not have been provided within [***] of such request; or

(t) Ginnie Mae Waiver. Seller shall not be in compliance with a Ginnie Mae capital requirement and Seller shall not have received a waiver of such default from Ginnie Mae in form and substance acceptable to Buyer in its reasonable discretion; or

(u) Margin Deficit. Seller shall have failed to cure a Margin Deficit in accordance with Section 4 hereof.

Section 15. Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the Aggregate Unpaid Repurchase Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller’s possession or control; and

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section.

(iii) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets related thereto which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in Facility Documents.

(iv) Upon the occurrence of an Event of Default, Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, at a public or private sale at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to retain such Purchased Assets and give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (as determined and adjusted by the Buyer in its sole discretion, giving such weight to the BPO Value or outstanding principal balance of such Purchased Asset as Buyer deems appropriate) against the Aggregate Unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to the foregoing shall be applied as determined by Buyer.

(v) Seller shall be liable to Buyer for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.

(b) The Seller acknowledges and agrees that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, the Buyer may establish the source therefor in its sole discretion and (B) all prices, bids and offers shall be determined together with accrued Income. The Seller recognizes that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, the Seller agrees that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole good faith discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets and Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets and Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

(e) Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of Seller’s obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

Section 16. Indemnification and Expenses.

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, but excluding any Taxes otherwise addressed in Section 7 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, , that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Section 30 hereof, Seller agrees to pay Buyer all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 19 hereof and the reasonable fees and expenses of the Payment Agent.

(c) The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under this Agreement shall be full recourse obligations of Seller.

Section 17. Servicing.

(a) Seller, on Buyer’s behalf, shall contract with one or more Servicers to service the Mortgage Loans consistent with the degree of skill and care that such Servicers customarily require with respect to similar Mortgage Loans owned or managed by such Servicers and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage Loan with the then existing servicer in accordance with Section 17(e) hereof. The Servicing Agreement shall not be materially amended without the written consent of Buyer, which may be granted or withheld in its sole discretion; provided that the Seller shall provide the Buyer with written notice of any amendment of the Servicing Agreement, including a copy of such amendment.

(b) Reserved.

(c) Seller shall cause the Servicer and any interim servicer to deposit all collections received by Seller on account of the Purchased Assets in the Collection Account in accordance with the provisions of Section 5(b).

(d) Seller shall provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Mortgage Loans and any related Income with respect thereto.

(e) Upon the occurrence of a Default or Event of Default hereunder or a material default under the Servicing Agreement, Buyer shall have the right to immediately terminate the Servicer’s right to service the Mortgage Loans without payment of any penalty or termination fee. Seller shall cooperate in transferring the servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

(f) If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Mortgage Loan has failed to perform fully such Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Mortgage Loans, Seller shall promptly notify Buyer.

Section 18. Recording of Communications. Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.

Section 19. Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Seller and Servicer, including, without limitation, financial information, organization documents, business plans, purchase agreements and underwriting purchase models for each pool of Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that (a) upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer within [***] of such request, an electronic copy via email to [***], in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller and enter into additional Transactions with respect to the Mortgage Loans based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Mortgage Loans and otherwise regenerating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all outofpocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 19. Buyer may, based on such due diligence, require to change contractual terms and add protections it deems, in its absolute discretion, necessary to protect its rights in the Mortgage Loans.

Section 20. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may, upon at least [***] notice to Seller, from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

(b) Buyer, upon at least [***] notice to Seller, may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7; provided that no such restrictions shall apply with respect to any sale to any Affiliate of Buyer or if an Event of Default has occurred and is continuing; and provided further that Buyer shall act as agent for all purchasers, assignees and point of contact for Seller pursuant to agency provisions to be agreed upon by Buyer, its intended purchasers and/or assignees and Seller.

(c) Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 20, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

(d) In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 21. Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 21, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 21 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 21(b) hereof.

(b) Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 22. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 23. Set-Off.

(a) In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from Seller to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default has occurred.

Section 24. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 16 hereof shall survive the termination of this Agreement.

Section 25. Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 26. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b) Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

Section 27. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 28. SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND EACH OF THE SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) BUYER AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 29. No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 30. Netting. If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 31. Confidentiality.

(a) Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates and its and their legal counsel, accountants, auditors, or taxing authorities, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iv) an Event of a Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 31 shall survive the termination of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Seller shall implement such administrative, technical and physical safeguards and other security measures to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds, (b) protect against any anticipated threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information which could result in substantial harm or inconvenience to any “customer”. Seller shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that Seller has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller. Seller shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller. Buyer shall notify Seller promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Seller or any Affiliate of Seller provided directly to Buyer. Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. Buyer shall provide such notice to Seller by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 32. Intent.

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b) Buyer’s right to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Section 741(5).

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(f) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g) Each party agrees that it shall not challenge the characterization of this Agreement or any Transaction as a repurchase agreement, securities contract and master netting agreement under the Bankruptcy Code.

(h) Each party agrees that this Agreement and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

Section 33. Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 34. Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 35. Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer under this Agreement.

Section 36. Reserved.

Section 37. Miscellaneous.

(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Counterparts may be delivered electronically.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Seller hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) Buyer has no fiduciary relationship to Seller; and

(iii) no joint venture exists between Buyer and Seller.

(d) Documents Mutually Drafted. Seller and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 38. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Gordon G. Sweely
Name: Gordon G. Sweely
Title: Managing Director

Address for Notices:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***]
Fax: [***]
Attn: [***]
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***]
Fax: [***]
Attn: [***]
Email: [***]

Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Tel: [***]
Fax: [***]
Attn: [***].
Email: [***]

Signature Page to Master Repurchase Agreement

SELLER:

URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Tracey Eastin
Name: Tracey Eastin
Title: CFO

Address for Notices:
8909 S. Yale Ave.
Tulsa, OK 74137
Attention: [***]

With a copy to:

Urban Financial of America, LLC
8909 S. Yale Ave.
Tulsa, OK 74137
Attention: [***]

Signature Page to Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan as of the Purchase Date for the purchase of any such Mortgage Loan by Buyer from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Data. The information on the Asset Schedule is complete, true and correct in all material respects as of the date of such information.

(b) Regulatory Compliance. Any and all requirements of applicable federal, state, and local laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, disclosure or unfair and deceptive practice laws have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(c) Origination and Servicing Practices; No Escrow Deposits. The origination practices used with respect to each Mortgage Loan have been in accordance with all applicable laws and the servicing practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Seller, its affiliates, or any third-party subservicer or servicing agent of any of the foregoing. The terms of the Mortgage Loan do not require the owner of the Mortgage Loan to make escrow payments on behalf of the Mortgagor.

(d) FHA Insurance. Each HECM Loan was underwritten in accordance with the Underwriting Guidelines and is fully insurable by FHA Mortgage Insurance, which insurance is in full force and effect or, if such insurance is not in full force and effect on the related Purchase Date, will be retroactive to the date such HECM Loan was originated, and the HECM Loan is not subject to any defect that could diminish or impair the FHA Mortgage Insurance, and all prior transfers, if any, of the HECM Loan have been, and the transactions herein contemplated are, in compliance with all applicable FHA Regulations, and no circumstances exist with respect to the HECM Loans that could permit the HUD/FHA to deny coverage, in whole or in part, under the related FHA Mortgage Insurance. The related FHA Mortgage Insurance policy calls for the assignment of the Mortgage Loan to HUD as opposed to any co-insurance option. The entire amount of the insurance premium has been paid to HUD/FHA and no portion is shared by the Seller or, if the monthly premium option has been chosen for such HECM Loan all such premiums due have been duly and timely paid.

Schedule 1-A-1

(e) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan, and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Buyer. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan.

(f) Enforceability and Priority of Lien. The Mortgage is a valid, subsisting, and enforceable perfected first lien on the property therein described, the Mortgaged Property is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, and (iii) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage.

(g) No Prior Modifications. Unless otherwise indicated in the related Asset Schedule and reflected in an agreement included in the Asset File related to the Mortgage Loan, Seller nor any prior holder of the Mortgage or the related Mortgage Note has: (i) modified the mortgage or the related Mortgage Note in any material respect; (ii) satisfied, canceled, or subordinated the mortgage in whole or in part; (iii) released the Mortgaged Property in whole or in part from the lien of the Mortgage; or (iv) executed any instrument of release, cancellation, modification, or satisfaction. If a Mortgage Loan has been modified, the modified terms are reflected on the Asset Schedule and the substance of any such modification has been approved by the FHA if required under the related FHA Mortgage Insurance policy with respect to any HECM Loan or with respect to any Mortgage Loan, approved by the title insurer, to the extent required by the related title policy.

(h) Predatory Lending Regulations; Fees and Charges. No Mortgage Loan contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.

(i) Mortgage Recorded; Assignments of Mortgage. Each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. The Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located.

Schedule 1-A-2

(j) Litigation. There is no action, suit, proceeding or investigation pending, or to the best of Seller’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.

(k) Complete Asset Files; Take-Out Investor. For each Mortgage Loan, all of the Mortgage Loan documents required to be delivered to the Custodian have been delivered to the Custodian and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the related Asset File delivered to the Custodian. With respect to each HECM Loan, the related Asset File contains all of the Mortgage Loan documents required by Ginnie Mae Guide to satisfy both initial and final certification. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to Ginnie Mae and HUD. With respect to each such Mortgage Loan, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(l) No Construction Loans; HELOCs; Co-ops; Commercial Loans. No Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property where construction loan proceeds are still being disbursed; (ii) was made in connection with facilitating the trade-in or exchange of a Mortgaged Property; (iii) is an open-ended or second lien home equity line of credit or (iv) is made to a private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a proprietary lease. No portion of any Mortgaged Property related to any Mortgage Loan is being used for commercial or mixed-use purposes.

(m) Location and Property Type. The Mortgaged Property is located in the state identified in the Asset Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, a condominium, an individual unit in a planned unit development or a manufactured home affixed to the real property provided, however, that any residence shall conform with FHA Regulations and applicable Ginnie Mae requirements regarding such dwellings. None of the Mortgaged Properties are manufactured homes, condotels, agricultural properties, log homes, mobile homes, geodesic domes or other unique property types.

(n) Taxes; Assessments. There are no defaults in complying with the terms of the Mortgage (except a default with respect to a Mortgage in connection with (x) a Non-Assignable Buyout or (y) a Pool Eligible HECM Loan, so long as such Pool Eligible HECM Loan is in compliance for inclusion in a Ginnie Mae Security), and there are no delinquent taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, including assessments payable in future installments or any other charge affecting the lien priority of the related Mortgaged Property.

Schedule 1-A-3

(o) No Rescission. (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury; and (B) to the best of Seller’s knowledge, no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(p) No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Mortgage Loan.

(q) Legal, Valid and Binding Obligation. The Mortgage Note and the related Mortgage are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

(r) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy.

(s) Mortgaged Property Undamaged. Unless required repairs were identified at the time of origination and appropriate set-asides have been made for such repairs, to the best of the best of Seller’s knowledge, the Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(t) No Condemnation. There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property.

(u) Advances of Loan Proceeds. All principal advances and servicing advances have been made in a timely fashion and with respect to all HECM Loans, all Scheduled HECM Payments and Unscheduled Payments have been made in accordance with the terms of the Mortgage Note and the provisions of FHA Regulations and the Seller has not failed to make any such advances. Any and all requirements as to completion of any on-site or off-site improvements and/or repairs and any and all requirements as to disbursements of set-aside funds for such

Schedule 1-A-4

improvements and/or repairs have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of such Mortgage Loan have been disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation.

(v) Consolidation of Principal Advances. Any principal advances made have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate reflected on the Asset Schedule. The lien of the Mortgage securing the consolidated principal amount and any future principal advances is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Ginnie Mae.

(w) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, the Mortgagor, the appraiser, any servicer or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Buyer.

(x) Origination; Licensing; Doing Business. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, servicer, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, (2) in compliance with any qualification requirements of Ginnie Mae and the FHA and (3) either (A) organized under the laws of such state wherein the Mortgaged Property is located, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state.

(y) HECM Loans. With respect to each HECM Loan: (i) each of the originator of such HECM Loan and the Seller has complied with all FHA Regulations, including but not limited to, any special Home Equity Conversion Mortgage disclosure requirements under applicable laws; (ii) all of the related Mortgage Loan documents, including the Mortgage Note, are in a form required by, or acceptable under, FHA Regulations; (iii) no portion of any proceeds of such HECM Loan received by the related Mortgagor on the closing date of such HECM Loan were disbursed at the closing for any purpose prohibited under FHA Regulations (including, without limitation, for estate planning purposes); (A) shall automatically become subject to a Transaction under this Agreement without the requirement of Buyer to remit any additional Purchase Price and (B) with Seller disbursing such advances of principal to the related Mortgagor with its own funds and not the funds of any third party lender; (iv) if such HECM Loan is a Pool Eligible HECM Loan, it is eligible to be pooled into a Ginnie Mae Security and meets the eligibility

Schedule 1-A-5

requirements of the Ginnie Mae Guide, but no participation in such HECM Loan shall have been pooled into a Ginnie Mae Security (except with respect to Early Buyouts); (v) such HECM Loan bears interest at a rate of interest permitted in accordance with FHA Regulations; (vi) each Mortgagor under such HECM Loan is an eligible Mortgagor in accordance with the requirements of FHA Regulations; (vii) each Mortgagor has received all counseling required by FHA Regulations; (xi) the Custodian holds the related Mortgage Note; and (viii) each HECM Loan provides for a Servicing Fee which falls within the limits prescribed by FHA Regulations.

(z) Reverse Mortgages. Each Mortgage Loan (i) provides that any principal advance increases the Adjusted Principal Balance of related Mortgage Loan and is secured by an interest in the same Mortgaged Property as the related Mortgage Loan, and (ii) provides for a principal limit that will at no time exceed (measured either as (a) time of origination of such Mortgage Loan or (b) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, the time of such modification) [***] of the appraised value of the Mortgaged Property.

(aa) Occupancy of the Mortgaged Property. As of the date of origination, the Mortgaged Property was lawfully occupied by the Mortgagor under applicable law as such Mortgagor’s primary residence and, as of the related Purchase Date, the Mortgaged Property is lawfully occupied by the Mortgagor and such property is the Mortgagor’s primary residence.

(bb) The Mortgagor. The Mortgagor is one or more natural persons aged sixty-two (62) or older.

(cc) Maturity Events. With respect to each Mortgage Loan (other than Early Buyouts), none of the following maturity events have occurred: (1) the sale, conveyance, transfer or assignment of any part of the related Mortgaged Property, (2) the death of the last living Mortgagor thereunder, (3) all Mortgagors thereunder ceasing to use the related Mortgaged Property as their principal residence and (4) any other “Maturity Event” or similar event as specified in the related Mortgage Note or Mortgage which would render the Mortgage Loan due and payable.

(dd) Mortgage Calculations. The related principal limit, all principal advances, interest calculations and other calculation terms have each been calculated in accordance with and comply with all requirements of the applicable Underwriting Guidelines and Accepted Servicing Practices.

(ee) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer acceptable to FHA and Ginnie Mae (a “Qualified Insurer”), and such other hazards as are customary in the area where the Mortgaged Property is located in accordance with Accepted Servicing Practices, in an amount not less than the lesser of (i) [***] of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Mortgage Loan, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is

Schedule 1-A-6

in effect with a Qualified Insurer, in an amount representing coverage not less than the least of (1) [***] of the replacement cost of all improvements to the Mortgaged Property, (2) the outstanding principal balance of the Mortgage Loan, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without [***] prior written notice to the mortgagee. No such notice has been received by any Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, nor has any knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller.

(ff) No Satisfaction of Mortgage. Except as permitted or required by Ginnie Mae, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such satisfaction, cancellation, subordination, rescission or release. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller waived any default resulting from any action or inaction by the Mortgagor.

(gg) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Ginnie Mae and each such title insurance policy is issued by a title insurer acceptable to Ginnie Mae and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (h) of this Schedule 1-B, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and Monthly Payment. Where required by state law or regulation, the

Schedule 1-A-7

Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable originator, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No prior holder or servicer of the related Mortgage, including any Seller, has done, by act or omission, anything which would or may invalidate any such policy.

(hh) Underwriting Standards. Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.

(ii) The Appraisal. The Asset File contains an appraisal of the related Mortgaged Property in a form acceptable to HUD and Ginnie Mae. The appraisal and all appraisal practices used in originating the Mortgage Loans conform to the requirements of Ginnie Mae and HUD. In addition, the appraisal was made and signed, prior to the approval of the Mortgage Loan application, by a licensed appraiser (1) who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, (2) whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and (3) who met the minimum qualifications of the FHA, Ginnie Mae and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(jj) Due on Sale. Except with respect to Mortgage Loans intended for purchase by Ginnie Mae, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(kk) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(ll) No Arbitration Provisions. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan.

(mm) Prepayments. The terms of the Mortgage Loan allow for the prepayment of the Mortgage Loan in full or in part, without penalty, with a prepayment in full resulting in the termination of the Mortgage Loan.

Schedule 1-A-8

(nn) Terms of Adjustable Rate Mortgage Loans; Conversion to Fixed Interest Rate. The terms of each adjustable rate Mortgage Loan provide for an interest rate that adjusts either monthly or annually. No adjustable rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan.

(oo) Adjustments. For each adjustable rate Mortgage Loan, all of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such adjustable rate Mortgage Loan have been made properly and in accordance with the provisions of such adjustable rate Mortgage Loan, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.

(pp) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, the lease complies with the terms of FHA Regulations.

(qq) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. The foregoing shall not apply to Mortgaged Properties with minor encroachments that are allowed by HUD. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(rr) Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract acceptable to Buyer in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Buyer.

(ss) Tax Service Contracts. The Seller has obtained a life of loan, transferable real estate tax service contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Buyer.

(tt) OFAC. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations.

Schedule 1-A-9

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES

RE: POOLED LOANS

With respect to Pooled Loans, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date the Pooled Loans are subject to a Transaction.

Seller makes the following representations and warranties to Buyer with respect to each Pooled Loan, as of the Purchase Date for the purchase of any Pooled Loan by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect. For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Pooled Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Pooled Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Agency Eligibility. Each Pooled Loan is an Agency Eligible Mortgage Loan.

(b) Agency Representations. As to each Pooled Loan, all of the representations and warranties made or deemed made respecting same contained in (or incorporated by reference therein) the Ginnie Mae Guide provisions and Ginnie Mae Program (collectively, the “Standard Agency Mortgage Loan Representations”) are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly and previously disclosed to Buyer, Seller has not negotiated with the Agency any exceptions or modifications to such Standard Agency Mortgage Loan Representations.

(c) Committed Mortgage Loans. The Ginnie Mae Security to be issued on account of the Pooled Loans is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment. Each Take-out Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) Certification. With respect to Pooled Loans being placed in a Ginnie Mae Security, the related Custodian has certified such Pooled Loans to the Agency for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of the Ginnie Mae Guide.

Schedule 1-B-1

(e) Sole Subscriber. As to the Ginnie Mae Security being issued with respect to Pooled Loans, Buyer or such other Person approved in writing by Buyer has been listed as the sole subscriber thereto.

Schedule 1-B-2

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Attention:	Address:
Telephone:
Facsimile:

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature
[***] [***] [***] [***] [***] [***]

Schedule 2-1

BUYER NOTICES

Name: [***]	Address: Worldwide Plaza 309 West 49th Street New York, New York 10019-7316
Title:
Telephone: [***]
Facsimile: [***]

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

Schedule 2-2

EXHIBIT A

FORM OF CONFIRMATION LETTER

URBAN FINANCIAL OF AMERICA, LLC	________ __, _____

8909 S. Yale Ave.

Tulsa, OK 74137

Attention: [***]

Confirmation No.:_____________________

Ladies/Gentlemen:

This letter confirms our oral agreement to purchase from you the Purchased Assets listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Purchased Assets between us, dated as of April 2, 2015 (the “Agreement”), as follows (capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement):

Purchase Date: ________ __, _____

Purchased Assets to be Purchased: See Appendix I hereto.

[Appendix I to Confirmation Letter will list Purchased Assets]

Aggregate Principal Amount of Mortgage Loans:

Purchase Price:

Pricing Rate:

Repurchase Date:

Repurchase Price:

Names and addresses for communications:

Buyer:
Nomura Corporate Funding Americas, LLC
Worldwide Plaza 309 West 49th Street
New York, New York 10019-7316
Attention: [***]

Seller:

Exb. A-1

URBAN FINANCIAL OF AMERICA, LLC
8909 S. Yale Ave.
Tulsa, OK 74137
Attention: [***]

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

Agreed and Acknowledged:

URBAN FINANCIAL OF AMERICA, LLC

By:
Name:
Title:

Exb. A-2

EXHIBIT B

UNDERWRITING GUIDELINES

SEE ATTACHED.

[UNDERWRITING GUIDELINES ARE IN A SEPARATE PDF WHICH WILL BE AFFIXED AS EXHIBIT B TO THE FINAL MRA]

Exb. B-1

EXHIBIT C

SELLER’S TAX IDENTIFICATION NUMBER

Entity Name	EIN
Urban Financial of America, LLC	[***]

Exb. C-1

EXHIBIT D

QUALITY CONTROL REPORT

SEE ATTACHED.

Exb. D-1

EXHIBIT E

MONTHLY SERVICING REPORT

To be agreed-upon by Buyer and Seller.

Exb. E-1

EXHIBIT F

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of April 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Urban Financial of America, LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

1. It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2. It is the beneficial owner of amounts received pursuant to the Agreement.

3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4. It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5. It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6. Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

Date: _______________, ______

Exh. F-1

EXHIBIT G

ASSET SCHEDULE FIELDS

Simple ID
ProductTypeName
InitialRate
Serv Fee
Net Note Rate
Current Loan Balance
Securitized Balance
PrincipalLimit
MaxClaimAmount
PropertyAppraisedValue
MonthlyServicingFee
DOB1
BorrowerSex
DOB2
CoBorrowerSex
CloseDate
State
ZIP
Gross_Margin
Net Margin
Payment_Plan
Loc
ARM_Ceiling
Monthly_Payment
TermMonths
MIPRate
Saver
CurrentLoanStatus
PLU
LOCFirstYear
LOCAfterFirstYear
MonthlyPaymentFirstYear
RepairSetAside

Exh. G-1

EXHIBIT H

RESERVED

Exh. H-1

EXHIBIT I-1

FORM OF SERVICER NOTICE (CELINK)

[Date]

Celink, as Servicer

[ADDRESS]

Attention: ___________

Re:

Master Repurchase Agreement, dated as of April 2, 2015 (the “Repurchase Agreement”), by and among Urban Financial of America, LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”).

Ladies and Gentlemen:

1. Celink (the “Servicer”) is servicing certain mortgage loans (“Mortgage Loans”) for Seller pursuant to that certain Servicing Agreement among the Servicer and the Seller. Pursuant to the Repurchase Agreement among Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer the beneficial interest of certain mortgage loans, which are serviced by Servicer which are subject to a security interest in favor of Buyer.

2. The Servicer shall segregate all amounts collected on account of such mortgage loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with the below instructions. Concurrently with the delivery of any remittance report to the Seller, the Servicer shall also deliver a copy of such remittance report to the Buyer.

3. With respect to each Mortgage Loan which is the subject of mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the Federal Housing Administration (an “FHA Loan”), Servicer shall submit all claims to HUD under the Servicer’s mortgagee identification number [____________] on the FHA Connect system. Within [***] of receipt by Servicer of proceeds on account of FHA Loans, and on account of Mortgage Loans other than FHA Loans, Servicer shall deposit such amounts into the following Servicer Account:

[SERVICER BANK]

[ADDRESS]

Account No. [__________]

ABA No. [__________]

Beneficiary: [Urban]

RE: [____________]

4. Upon Buyer’s request, Servicer shall designate Seller as mortgagee of record on the FHA Connect system under mortgagee number [__________], and shall submit all claims to HUD under such applicable number for remittance to Seller’s HUD Account linked to Seller’s mortgagee ID (the “Seller’s HUD Account”)).

Exh. I-1-1

5. In either case, Servicer shall remit no later than [***] following receipt in the applicable account referred to above, all proceeds received on account of Mortgage Loans serviced hereunder into the following account:

[INSERT COLLECTION ACCOUNT INFORMATION]

6. To the extent HUD deducts from amounts otherwise due on account of a mortgage loan subject to the Repurchase Agreement, any amounts owing by Servicer to HUD, Servicer shall give prompt written notice thereof to Seller and Buyer and shall deposit, within [***] following notice or knowledge of such deduction by HUD, such deducted amounts into the Collection Account.

7. Upon written notice following the occurrence and during the continuance of an Event of Default (as defined in the Repurchase Agreement), Buyer shall have the right to (a) redirect the Servicer to remit funds in accordance with Buyer’s instructions and (b) immediately terminate Servicer’s right to service the mortgage loans without payment of any penalty or termination fee under the Servicing Agreement. Upon receipt of such notice, (a) Servicer shall follow the instructions of Buyer with respect to the mortgage loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer and (b) Seller and the Servicer shall cooperate in transferring the applicable servicing of the mortgage loans to a successor servicer appointed by Buyer in its sole discretion. Upon written notice from Buyer, with respect to each FHA Loan, Servicer shall designate Buyer’s designee as mortgagee of record on the FHA Connect system as determined by Buyer in its sole discretion.

8. Servicer hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorneyinfact with full irrevocable power and authority in the place and stead of Servicer, and in the name of Servicer or in its own name, from time to time in Buyer’s discretion following the occurrence of an Event of Default, for the purpose of causing the transfer of the mortgagee of record or the servicer of record on the FHA Connect system as it deems appropriate and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish such purposes.

9. Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

10. Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Buyer, which may be granted or withheld in its sole discretion.

Exh. I-1-2

11. This Servicer Notice may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Servicer Notice by signing any such counterpart.

12. This Servicer Notice and the other Facility Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

13. THIS SERVICER NOTICE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

14. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Exh. I-1-3

15. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exh. I-1-4

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: [***], Telephone: [***], Facsimile: [***].

Very truly yours,

URBAN FINANCIAL OF AMERICA, LLC

By:
Name:
Title:

ACKNOWLEDGED:

CELINK,
as Servicer

By:
Name:
Title:

Exh. I-1-5

EXHIBIT I-2

FORM OF SERVICER NOTICE (REVERSE MORTGAGE SOLUTIONS, INC.)

[Date]

Reverse Mortgage Solutions, Inc., as Servicer

[ADDRESS]

Attention: ___________

Re:

Master Repurchase Agreement, dated as of April 2, 2015 (the “Repurchase Agreement”), by and among Urban Financial of America, LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”).

Ladies and Gentlemen:

1.

Reverse Mortgage Solutions, Inc. (the “Servicer”) is servicing certain mortgage loans (“Mortgage Loans”) for Seller pursuant to that certain Servicing Agreement among the Servicer and the Seller. Pursuant to the Repurchase Agreement among Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer the beneficial interest of certain mortgage loans, which are serviced by Servicer which are subject to a security interest in favor of Buyer.

2.

The Servicer shall segregate all amounts collected on account of such mortgage loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with the below instructions. Concurrently with the delivery of any remittance report to the Seller, the Servicer shall also deliver a copy of such remittance report to the Buyer.

3.

With respect to each Mortgage Loan which is the subject of mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the Federal Housing Administration (an “FHA Loan”), Servicer shall submit all claims to HUD under the Seller’s mortgagee identification number [__________] on the FHA connect system. Within [***] of receipt by Servicer of proceeds of account of FHA Loans, and on account of Mortgage Loans other than FHA Loans, Servicer shall deposit such amounts into the following Servicer Account:

[SERVICER BANK]

[ADDRESS]

Account No. [__________]

ABA No. [__________]

Beneficiary: [Urban]

RE: [____________]

Exh. I-2-1

4.	Servicer shall submit all claims to HUD under such applicable number for remittance to Seller’s HUD Account linked to Seller’s mortgagee ID (the “Seller’s HUD Account”)).

5.

In either case, Servicer shall remit, not later than [***] following receipt in the applicable account referred to above, all proceeds received on account of Mortgage Loans serviced hereunder into the following account:

[INSERT COLLECTION ACCOUNT INFORMATION]

6.

To the extent HUD deducts from amounts otherwise due on account of a mortgage loan subject to the Repurchase Agreement, any amounts owing by Servicer to HUD, Servicer shall give prompt written notice thereof to Seller and Buyer and shall deposit, within [***] following notice or knowledge of such deduction by HUD, such deducted amounts into the Collection Account.

7.

Upon written notice following the occurrence and during the continuance of an Event of Default (as defined in the Repurchase Agreement), Buyer shall have the right to (a) redirect the Servicer to remit funds in accordance with Buyer’s instructions and (b) immediately terminate Servicer’s right to service the mortgage loans without payment of any penalty or termination fee under the Servicing Agreement. Upon receipt of such notice, (a) Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the mortgage loans reasonably requested by Buyer and (b) Seller and the Servicer shall cooperate in transferring the applicable servicing of the mortgage loans to a successor servicer appointed by Buyer in its sole discretion. Upon written notice from Buyer, with respect to each FHA Loan, Servicer shall designate Buyer’s designee as mortgagee of record on the FHA Connect system as determined by Buyer in its sole discretion.

8.

Servicer hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorneyinfact with full irrevocable power and authority in the place and stead of Servicer, and in the name of Servicer or in its own name, from time to time in Buyer’s discretion following the occurrence of an Event of Default, for the purpose of causing the transfer of the mortgagee of record or the servicer of record on the FHA Connect system as it deems appropriate and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish such purposes.

9.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

10.

Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Buyer, which may be granted or withheld in its sole discretion.

Exh. I-2-2

11.

This Servicer Notice may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Servicer Notice by signing any such counterpart.

12.

This Servicer Notice and the other Facility Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

13.

THIS SERVICER NOTICE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

14.	EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

15.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exh. I-2-3

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: [***], Telephone: [***], Facsimile: [***].

Very truly yours,

URBAN FINANCIAL OF AMERICA, LLC

By:
Name:
Title:

ACKNOWLEDGED:

REVERSE MORTGAGE SOLUTIONS, INC.,
as Servicer

By:
Name:
Title:

Exh. I-2-5

EXHIBIT I-3

FORM OF SERVICER NOTICE AND PLEDGE

[Date]

[________________], as Servicer

[ADDRESS]

Attention: ___________

Re:

Master Repurchase Agreement, dated as of April 2, 2015 (the “Repurchase Agreement”), by and among URBAN FINANCIAL OF AMERICA, LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”).

Ladies and Gentlemen:

Pursuant to the Repurchase Agreement, Servicer is hereby notified that Seller has conveyed and pledged to Buyer certain Mortgage Loans the beneficial ownership of which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”), which are serviced by [_________________] (the “Servicer”) pursuant to that certain Servicing Agreement dated as of [_________, 20__], by and among the Servicer and the Seller (as amended, modified or otherwise supplemented from time to time, the “Servicing Agreement”). Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Repurchase Agreement.

Section 1. Servicing Rights and Grant of Security Interest. (a) Servicer acknowledges that the Mortgage Loans are being serviced on a servicing released basis. In the event that Servicer is deemed to retain any rights to servicing, Buyer and Servicer hereby agree that in order to further secure the Seller’s Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all its rights to service (if any) related to the Mortgage Loans and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created (the “Servicing Assets”).

(b) The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Section 741(7)(A)(xi) and 101(47)(A)(v) of the Bankruptcy Code.

(c) Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, Servicer hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

Exh. I-3-1

(d) Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement and notice or proof of reliance by Buyer upon this side letter (the “Servicer Notice and Pledge”). Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller with respect the Obligations.

(e) Buyer shall have all rights and remedies against Servicer and the Servicing Assets as set forth herein, and the Servicing Assets shall be considered for all purposes Repurchase Assets under the Repurchase Agreement and Buyer shall have all rights and remedies under the Repurchase Agreement with respect to the Servicing Assets, which are incorporated by reference herein.

Section 2. Notice of Default. (a) The Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with the below instructions. Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer. Seller hereby notifies and instructs the Servicer and the Servicer is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Seller with respect to the Mortgage Loans to the following account no later than [***] following receipt thereof which instructions are irrevocable without the prior written consent of Buyer:

[BANK]

[ADDRESS]

Account No. [__________]

ABA No. [__________]

Beneficiary: Nomura Corporate Funding Americas, LLC

RE: [____________]

(b) To the extent HUD deducts, from amounts otherwise due on account of a mortgage loan subject to the Repurchase Agreement, any amounts owing by Servicer to HUD, Servicer shall give prompt written notice thereof to Seller and Buyer and shall deposit, within [***] following notice or knowledge of such deduction by HUD, such deducted amounts into the Collection Account.

(c) Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer shall have the right to (a) redirect the Servicer to remit funds in accordance with Buyer’s instructions and (b) immediately terminate Servicer’s right to service the Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement. Upon receipt of such notice, Seller and the Servicers shall cooperate in transferring the applicable servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

(d) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

Exh. I-3-2

(e) Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Buyer, which may be granted or withheld in its sole discretion.

(f) Concurrently with the delivery of any remittance report to the Seller, the Servicer shall also deliver a copy of such remittance report to the Buyer.

Section 3. Counterparts. This Servicer Notice and Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Servicer Notice and Pledge by signing any such counterpart.

Section 4. Entire Agreement. This Servicer Notice and Pledge and the other Facility Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Section 5. Governing Law; Jurisdiction; Waiver of Trial by Jury. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND PLEDGE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

Exh. I-3-3

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE AND PLEDGE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[remainder of page intentionally left blank]

Exh. I-3-4

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: [***], Telephone: [***], Facsimile: [***].

Very truly yours,

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

URBAN FINANCIAL OF AMERICA, LLC

By:
Name:
Title:

[AFFILIATED SERVICER]

By:
Name:
Title:

Exh. I-3-5

EXHIBIT J

FORM OF SELLER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that URBAN FINANCIAL OF AMERICA, LLC (“Seller”) hereby irrevocably constitutes and appoints Nomura Corporate Funding Americas, LLC (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated April 2, 2015 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets; and

(c) (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Asset; (ii) to send “goodbye” letters on behalf of Seller and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; (viii) to cause the mortgagee ID with respect to each HECM Loan to be transferred to any successor to such HECM Loan or its agent as determined by Buyer; and (ix) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

Exh. I-1

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. I-2

IN WITNESS WHEREOF Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this __ day of April, 2015.

URBAN FUNDING OF AMERICA, LLC
(Seller)

By:
Name:
Title:

Exh. I-3

Acknowledgment of Execution by Seller (Principal):
STATE OF )
) ss.:
COUNTY OF )

On the __ day of April, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                          for URBAN FINANCIAL OF AMERICA, LLC and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exh. I-4